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                                                                    Exhibit 10.1


                  Amendment No. 1 to the Intercompany Agreement

      This Amendment No. 1 to the Intercompany Agreement (the "Amendment"), dated as of August 19, 2002, is amending that certain Intercompany Agreement, dated as of March 26, 2002 (the "Intercompany Agreement"), by and among Travelers Property Casualty Corp. (formerly named Travelers Insurance Group Inc.), a Connecticut corporation ("TPC"), The Travelers Insurance Company ("TIC"), a Connecticut corporation, and Citigroup Inc., a Delaware corporation ("Citigroup"). Capitalized terms used in this Amendment and not defined herein shall have the same meanings ascribed to such terms in the Intercompany Agreement.

      WHEREAS, the parties desire to amend the Intercompany Agreement as set forth herein;

      NOW, THEREFORE, in connection with the Intercompany Agreement, the transactions contemplated thereunder and the terms hereof, and in accordance with Section 11.9 of the Intercompany Agreement, the parties agree as follows:

      1.    Amendment to Section 1.1: Certain Definitions

            The following terms shall be added to the list of defined terms:

            "Control Affiliates" means any person as to which TPC, directly or indirectly through one or more intermediaries, has the power to direct or cause the direction of the management and policies of such person or has the right to more than 50% of the profits or increase in equity value of such person.

            "CAI" means Citigroup Alternative Investments LLC, a Delaware limited liability company.

            "Determination of Material Breach" means a determination pursuant to
Article X of the Agreement, that one or more of the Citigroup investment advisory affiliates that are party to the Investment Management and Administrative Services Agreement have (i) breached the terms of the Investment Management and Administrative Services Agreement, (ii) had an opportunity of not less than thirty (30) days to cure such breach or breaches and (iii) not cured such breach or breaches; and further provided that the damages resulting from such breach or breaches can reasonably be expected to exceed $30,000,000.

            "Investment Management and Administrative Services Agreement" means the Investment Management and Administrative Services Agreement, dated August 6, 2002, by and between TIGHI and CAI.

      2.    Amendment to Section 2.1: Allocation of Costs and Expenses

            Section 2.1. shall be amended as follows:
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            (a) Section 2.1 shall be amended by inserting the phrase "third party" following the words "for all" in the fourth line thereof.

            (b) Section 2.1(g) shall be amended by deleting the word "and" at the end of such clause and adding a comma immediately after the word "Distribution."

            (c) Section 2.1(h) shall be deleted in its entirety and replaced with the following:

            "(h) the preparation, establishment and/or implementation of TPC's employee benefit plans, retirement plans and equity-based plans as a result of the Transaction, including but not limited to, any printing, actuarial and/or other expenses incurred by the parties hereto in connection with the preparation, establishment and/or implementation of such plans, and"

            (d) A new clause (i) shall be inserted after Section 2.1(h) and shall read as follows:

            "(i) the transfer of any administrative or other responsibility in respect of TPC retirees and former TPC employees with continuing benefit rights pursuant to existing TPC plans, as a result of the Transaction, including but not limited to, any vendor, actuarial, file transfer and/or other expenses incurred by the parties hereto in connection with such transfer."

            (e) Section 2.1 shall be amended by inserting the following sentence at the end of the paragraph: "The parties hereto agree that any open accounts with respect to any and all intercompany services provided prior to the Trigger Date shall be reconciled as of the Trigger Date and shall paid-in-full within sixty days of the Trigger Date."

      3.    Amendment to Section 8.4: Procedure

            Section 8.4 shall be amended by deleting the words "preceding paragraph" in the penultimate sentence of such clause and replacing it with the words "this Article VIII."

      4.    Amendment to Section 8.5: Other Matters

            Section 8.5(b) shall be amended by inserting the following sentence at the end of the paragraph: "The indemnification rights hereunder shall remain in effect and shall not be deemed to be waived absent an express agreement between the parties hereto which shall make specific reference to the indemnification rights available under this Agreement."

      5.    Amendment to Section 9.2: Insurance Maintained by TPC

            Section 9.2 shall be amended as follows:
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            (a) Section 9.2(a) shall be amended by deleting the word "TAP" each time it occurs therein and replacing it in each case with the word "TPC."

            (b) The second paragraph of Section 9.2(a) shall be amended by inserting the phrase ", and giving due consideration to the availability of reinsurance." following the words "financial risk assumed by TAP" in the twelfth line thereof.

            (c) Section 9.2(b) shall be amended by (i) inserting "not covered by insurance provided by TPC" following the words "(and related expenses)" in the second line thereof, (ii) inserting "on behalf of the insured parties, but not the insurer or underwriter," following the words "authority to handle" in the fifth line thereof, and (iii) inserting the following sentence at the end of the paragraph "In addition, and without limitation on the foregoing, Citigroup shall have sole and absolute authority to handle any and all claims within the deductible or self-insured retention levels of any such coverage or policies."

      6.    Amendment to Section 9.3: Insurance Maintained by Citigroup

            Section 9.3(a) shall be deleted in its entirety and replaced with the following:

                  "Prior to the Trigger Date, Citigroup shall use its best efforts to (i) continue to obtain and maintain the insurance coverage for itself and on behalf of TPC and its Subsidiaries described in Schedule 9.3(a) hereto to the extent that Citigroup obtains and maintains such coverage on a company-wide basis and for the benefit of the members of the Citigroup Affiliated Group generally or (ii) assist TPC in finding mutually acceptable arrangements to replace the insurance coverage referred to in this Section 9.3. To the extent that such insurance coverage are so obtained and maintained, Citigroup shall use its reasonable best efforts to obtain and maintain such insurance coverage on payment terms consistent with the past cost allocation practices of the members of the Citigroup Affiliated Group and on such other terms as are consistent with past practices. Citigroup's obligations pursuant to this Section 9.3 shall terminate as of the Trigger Date; provided, however, that, (i) if, and only if, as of and after the Trigger Date, TPC cannot obtain on its own account Errors and Omissions cover ("E&O Cover"), then and only in such event, Citigroup shall use its best efforts to continue to obtain and maintain E&O Cover on behalf of TPC and its Subsidiaries with respect to occurrences pre-dating the Trigger Date on payment terms in accordance with such allocation practices and other terms as are determined by Citigroup in its reasonable discretion, for a term continuing until the first anniversary of the Trigger Date and (ii) if, as of and after the Trigger Date, TPC does not obtain on its own account Directors and Officers cover ("D&O Cover"), then and only in such event, Citigroup shall use its best efforts to continue to obtain and maintain D&O Cover on behalf of TPC and its Subsidiaries with respect to occurrences pre-dating the Trigger Date on payment terms in accordance with such allocation practices and other terms as are determined by Citigroup in its reasonable discretion, for a term continuing until the sixth anniversary of the Trigger Date."
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      7.    Amendment to Section 9.5: Software

            Section 9.5 shall be amended as follows:

            (a) Section 9.5(d) shall be amended by deleting the word "Wholly" each time it occurs therein and by inserting "(including data separation)" following the words "incremental costs" in the eleventh line thereof.

            (b) Section 9.5(e) shall be amended by deleting the word "Wholly" each time it occurs therein and by inserting "(including data separation)" following the words "incremental costs" in the thirteenth line thereof.

            (c) Section 9.5(f) shall be amended by deleting the word "Wholly" each time it occurs therein.

      8.    Amendment to Section 9.6: Credit Cards

            Section 9.6 shall be amended by inserting the phrase "or any other corporate card issued by a member of the Citigroup Affiliated Group" after the words "Diners Club" in the first line thereof.

      9.    Amendment to Section 9.11: Volume Purchasing Arrangements

            Section 9.11 shall be amended as follows:

            (a) Section 9.11 shall be amended by inserting the word "software" following the word "computers" in the fourth line thereof.

            (b) Section 9.11 shall be amended by inserting the phrase "the longer of (a)" following the words "and the" in the seventh line thereof.

            (c) Section 9.11 shall be amended by inserting the words "and (b) the date on which the parties shall no longer have liability under any such volume purchasing arrangements or license granted pursuant thereto" following the word "arrangements" in the eighth line thereof.

            (d) Section 9.11 shall be amended by deleting the following:

            "(i) TPC indemnifies Citigroup for any Losses arising out of, based on, or in connection with any with such arrangements, (ii) Citigroup maintains the right to terminate TPC's participation in any such arrangements upon a change of control of TPC and (iii) the cost associated with such arrangements are properly allocated (upon the mutual agreement of the parties) between TPC and Citigroup."

            and replacing it with the following:
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            "(i) TPC agrees to indemnify Citigroup and Citigroup agrees to indemnify TPC for each party's respective breaches which result in any Losses arising out of, based on or in connection with any such arrangements in accordance with Section 8.1 hereto, which shall include, but not be limited to any Losses incurred as a result of either party's default under any of the fundamental terms and conditions of the agreement pursuant to which such discounted products and services were acquired, (ii) the execution of this Intercompany Agreement by the parties hereto shall have the effect of granting Citigroup the right to terminate TPC's participation in any such arrangements upon a change of control of TPC after the Trigger Date and (iii) the costs associated with any adjustment to such arrangements shall be allocated pro rata between TPC and Citigroup in accordance with each parties volume purchasing commitments existing on the Trigger Date or as agreed to by the parties in writing"

      10. Amendment to Section 9.14: Transition Services Provided Following the Trigger Date

            Section 9.14 shall be amended by deleting the words "The parties hereto" in the first sentence of Section 9.14 and replacing it with the words "TPC and Citigroup."

      11.   Amendment to Section 9.18: Right of First Offer

            Section 9.18(a) shall be amended by inserting the phrase "or the incumbent provider" after the words "other than TPC" in the tenth line thereof.

      12.   Amendment to Section 9.21: Access to Historical Records

            Section 9.21(b) shall be amended by deleting the word "five" in the second sentence of Section 9.21(b) and replacing it with the word "nine."

      13.   Amendment to Section 9.22: Promotional Agreements

            Section 9.22 shall be amended by deleting the second sentence of
Section 9.22 in its entirety and replacing it with the following:

            "Following the Trigger Date, additional, mutual promotional arrangements shall be entered into only upon the mutual agreement of the parties; provided, however, in 2003 Citigroup shall allocate to TPC fifty percent (50%) of the number of Masters tickets allocated to TPC by Citigroup in 2002 (the "TPC Masters Tickets"). The TPC Masters Tickets shall be allocated during the week of the Masters Tournament in the following manner: 10 Masters tickets on Monday, 50 Masters tickets on Tuesday, 50 Masters tickets on Wednesday, 30 Masters tickets on Thursday, 30 Masters tickets on Friday, 30 Masters tickets on Saturday and 30 Masters tickets on Sunday; provided, however, that such allocation shall be subject to a pro rata reduction, if any, on the basis of the actual number of Masters tickets allocated to Citigroup pursuant to its promotion of the Masters Tournament. The average cost of the TPC Masters Tickets shall be $17.60 per ticket per day or such other cost reasonably allocable to the TPC Masters Tickets as determined by Citigroup. Further, any use by TPC of the Citigroup hospitality suite in connection with the Masters Tournament shall be at an average cost of $101.25 per person per day."
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      14.   Amendment to Section 9.25: Litigation and Settlement Cooperation

            Section 9.25 shall be amended as follows:

            (a) Section 9.25 shall be amended by inserting the phrase "Subject to the provisions of Article VIII" at the beginning of the second sentence thereof.

            (b) Section 9.25 shall be amended by inserting the following sentences at the end of the provision:

      "After the Trigger Date, TPC and Citigroup, as applicable, will maintain, preserve and assert all privileges (which shall include without limitation the attorney-client and work product privileges), that relate directly or indirectly to their respective businesses for any period prior to the Trigger Date ("Privilege"). Neither party shall waive any Privilege that could be asserted under applicable law without the prior written consent of the other party. The rights and obligations created by this Section 9.25 shall apply to all information regardless of its form, held by either party or any of its officers, directors or employees, as to which, but for the Reorganization, members of the Citigroup Affiliated Group or TPC, as the case may be, would have been entitled to assert or did assert the protection of a Privilege ("Privileged Information"); including but not limited to (i) any and all information generated prior to the Trigger Date but which, after the Trigger Date, is in the possession of TPC; (ii) all communications subject to a Privilege occurring prior to the Trigger Date between counsel for Citigroup and any person who, at the time of the communication, was an employee of Citigroup or TPC, regardless of whether such employee is or becomes a TPC employee; and (iii) all information generated, received or arising after the Trigger Date that refers or relates to Privileged Information generated, received or arising prior to the Trigger Date.

      Upon receipt by either party or any of its affiliates of any subpoena, discovery or other request that arguably calls for the production or disclosure of Privileged Information or if either party or any of its affiliates obtains knowledge that any of its respective employees (whether former or current) have received any subpoena, discovery or other request which arguably calls for the production or disclosure of Privileged Information, such party shall notify the other party of the existence of the request and shall provide it a reasonable opportunity to review the information and to assert any rights it may have under this Section or otherwise to prevent the production or disclosure of Privileged Information. Neither party will produce or disclose any information arguably covered by a Privilege unless (i) the other party has provided its express written consent to such production or disclosure or (ii) a court of competent jurisdiction has entered a final, non-appealable order finding that the information is not entitled to protection under any applicable privilege."

      15.   Amendment to Article IX: TPC Guarantee

            A new Section 9.26 shall be added to Article IX as set forth below:

            "Section 9.26 TPC Guarantee. TPC, as parent and sole shareholder of TIGHI, does hereby irrevocably guarantee the payment of the fees and expenses and other amounts that may be owed under the Investment Management and Administrative Services Agreement (the "IMA"), as and when the same may become due and payable thereunder, including all fees and expenses related to the provision of administrative services and management by CAI of all of the investment securities, other financial instruments related to investments, investment real estate and other investment assets of TPC and its Controlled Affiliates, including any such assets and securities acquired or accumulated after the date hereof which comprise Total Investments as would be reflected on the GAAP consolidated balance sheet of TPC and its Controlled Affiliates ("Total Investments"). For this purpose Total Investments shall not include the assets of the Pension Plan of TPC or the investment assets of Controlled Affiliates of TPC acquired after the date hereof (unless in the case of after-acquired Controlled Affiliates the investment management arrangements in effect prior to acquisition by TPC are changed after the acquisition by TPC). Fees and expenses, including performance fees, shall be computed consistent with the terms of the IMA and assuming that the assets and the asset allocation in the Account (as defined in the IMA) are equal to the assets immediately prior to the termination of the IMA or payment failure by TIGHI, as applicable. This guarantee shall survive the termination and expiration of the IMA until the payment in full of all fees and expenses and other amounts for services rendered under the IMA through March 31, 2003 (or such later period for so long as the IMA is in effect), except in the event of an earlier termination of the IMA due to Determination of Material Breach of the IMA or in the event that CAI ceases to be a majority-owned subsidiary of Citigroup and TIGHI elects to terminate the IMA as provided therein. Upon the payment in full of all fees and expenses and other amounts due thereunder, this guarantee shall terminate and be on no further force and effect.

            During the term of the IMA, consistent with its fiduciary duties, TPC will use its best efforts to consider CAI among investment managers to be selected to manage the pension assets of TPC and its Controlled Affiliates. In respect of Controlled Affiliates acquired after the date hereof, to the extent that TPC decides to change the investment management arrangements in effect prior to the acquisition thereof, it shall grant to CAI the right of first refusal to provide investment management and related administrative services to such Affiliate."

      16.   Amendment to Article IX: Workers' Compensation Claims

            A new Section 9.27 shall be added to Article IX as set forth below:

            "Section 9.27 Workers' Compensation Claims. Citigroup shall remain solely responsible (and TPC shall have no responsibility) for the satisfaction of claims for workers' compensation payments, including claims attributable to TPC Employees, with respect to dates of loss occurring in policy years commencing with the policy year April 1, 1994 through and including the policy year ended June 30, 2002. TPC shall remain solely responsible (and Citigroup shall have no responsibility) for the satisfaction of claims for workers' compensation payments attributable to TPC Employees, with respect to dates of loss occurring in the policy year commencing July 1, 2002. With respect to dates of loss occurring in policy years April 1, 1973 through March 31, 1994: (i) TPC shall transfer to TIC, effective as of the date of the Contribution, Assignment and Assumption Agreement, dated March 18, 2002, between TPC and TIC (the "CAA Agreement"), as part of the Employee Benefit Liability Adjustment provided for in the CAA Agreement, a mutually agreed upon amount, representing the after-tax value of the portion of TPC's reserves relating to workers' compensation claims attributable to employees who are not Continuing Employees (the "Non-TPC Employee Claims"); (ii) until such transfer, TPC shall be solely responsible (and Citigroup shall have no responsibility) for the satisfaction of Non-TPC Employee Claims reflected in such reserves; (iii) following such transfer, Citigroup shall be solely responsible (and TPC shall have no responsibility) for the satisfaction of Non-TPC Employee Claims; (iv) TPC shall remain solely responsible (and Citigroup shall have no responsibility) for the satisfaction of workers' compensation claims attributable to Continuing Employees. The transfer provided for in this Section 9.27 is effective as part of the Employee Benefit Liabilities Adjustment provided for in CAA Agreement; provided however, that the provisions of this Section 9.27 shall supersede any contrary provision contained in the CAA Agreement.

      17.   Amendment to Section 11.15: Disclosure Schedules

            Section 11.5 shall be amended by deleting the second sentence of
Section 11.15 in its entirety and replacing it with the following:

            "Except as otherwise provided herein for schedules 9.5(a),(b),(c),(d),(e),(f), 9.8 and 9.8(e), the parties shall be permitted to supplement or amend the disclosure schedules to correct inaccuracies, omissions or oversights with respect to any matter arising between the date hereof and December 31, 2002 in order to accomplish the objectives of this Agreement; provided, the party supplementing or amending the disclosure schedule shall deliver to the other parties a certificate signed by its authorized officer to such effect."

      18. Amendment to Section 11.16: Further Assurances with Respect to Reorganization

            Section 11.16 shall be amended by deleting the second sentence of
Section 11.16 in its entirety and replacing it with the following:

            "For the avoidance of doubt, the parties hereto agree that Citigroup shall reimburse TPC and each of its Subsidiaries for any and all amounts payable (including all fees, costs and expenses incurred) by TPC or its Subsidiaries in connection with the performance of its obligation under the guarantees set forth in Schedule 11.16."
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      19.   Amendment.

            This Amendment may be changed, supplemented, waived, discharged or terminated only by a written agreement instrument executed by the parties hereto.

      20.   Amendment Binding.

            This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, or their respective successors in interest and permitted assigns.

      21.   Governing Law

            This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

      22.   Counterparts

            This Amendment may be executed simultaneously in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.
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      IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be executed by their duly authorized officers as of the date of this Amendment.

                                        CITIGROUP INC.


                                        /s/ William P. Hannon
                                        ----------------------------------------
                                        Name: William P. Hannon
                                        Title:   Controller

                                        TRAVELERS PROPERTY CASUALTY CORP.


                                        /s/ James. M. Michener
                                        ----------------------------------------
                                        Name: James M. Michener
                                        Title: General Counsel

                                        THE TRAVELERS INSURANCE COMPANY


                                        /s/ Ernest J. Wright
                                        ----------------------------------------
                                        Name: Ernest J. Wright
                                        Title: Vice President and Secretary

As Agreed and Accepted by:

TRAVELERS INSURANCE GROUP
HOLDINGS INC.


/s/ James. M. Michener
----------------------------------
Name: James M. Michener
Title: General Counsel